Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Elyce Ventura	Ingrid Ebeling
Eastwick Communications	Market Street Partners
(408) 470-4870	(408) 215-5658
meru@eastwick.com Trine C. Hill Meru Networks EMEA 011-46-8-5090-1283 thill@merunetworks.com	ir@merunetworks.com

Charles Kissner Rejoins Meru Board of Directors

SUNNYVALE, Calif., December 05, 2011 – Meru Networks, Inc., (NASDAQ:MERU), the leader in virtualized 802.11 enterprise wireless networking, today announced that Charles Kissner has rejoined its board of directors. Mr. Kissner brings extensive wireless industry experience to Meru, and will be a key driver of the company’s growth strategies moving forward. Mr. Kissner also serves as chairman of the board of Aviat Networks, Inc., a global provider of wireless transmission solutions, where he recently also served as chief executive officer. Prior to Aviat Networks, Mr. Kissner was Chairman and CEO of Stratex Networks, a leader in the microwave transmission market, Vice President and General Manager of M/A-Com, Inc. a manufacturer of radio and microwave communications products, and executive vice-president of Fujitsu Network Switching, Inc. He also held a number of executive positions at AT&T.

“Chuck is a proven wireless industry leader and we’re fortunate to have him rejoin our board,” said Meru CEO Ihab Abu-Hakima. “He has experience that is relevant to Meru in many ways such as scaling high growth companies and creating successful technology platforms. Chuck is familiar with Meru as this is the second time he’ll serve on our board. He brings unique capabilities and I look forward to Chuck making important contributions to help Meru maximize its potential in this growing market.”

“Meru continues to make considerable progress. This is a company with excellent technology and operational execution,” said Mr. Kissner. “I’m excited to be rejoining the Meru Board at this time and look forward to helping to enhance shareholder value.”

Mr. Kissner also serves on the Board of Directors of ShoreTel, Inc., a voice-over-IP business systems company. He also is on the board of KQED Public Media.

The company also announced that Tom Erickson is leaving the Meru Board of Directors as he transitions out of BlueStream Ventures to begin a new non-technology venture.

“I am excited about Chuck Kissner rejoining the Meru Board of Directors and about the new venture I will be focusing on in 2012. I will continue to follow Meru with great interest, as I believe Meru has made great progress and is well positioned for growth,” said Tom Erickson.

About Meru Networks

Founded in 2002, Meru Networks provides a virtualized wireless LAN architecture that cost-effectively delivers the performance, reliability, predictability and operational simplicity of a wired network, with the advantages of mobility. Meru’s solution represents an innovative, yet standards-based approach to wireless networking that utilizes virtualization technology to create an intelligent and self-monitoring wireless network, enabling enterprises to migrate their business-critical applications from wired networks to wireless networks, to become all-wireless enterprises. Meru’s solutions have been adopted in all major industry vertical markets, including Fortune 500 enterprises, healthcare, education, retail, manufacturing, hospitality and government. Meru is headquartered in Sunnyvale, Calif., and has operations in the Americas, Europe, the Middle East and Asia Pacific. For more information, visit Meru Investor Information or call (408) 215-5300.

Cautionary Statement Regarding Forward Looking Statements

This news release contains forward-looking statements about Meru Networks expectations, hopes, plans, intentions, or strategies, including, but not limited to statements regarding the ability to make important contributions to help Meru maximize its potential, further growth in Meru’s market, the ability to enhance shareholder value, and Meru’s position for growth. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Meru Networks’ documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this news release are based on information available to Meru Networks as of the date hereof. Meru Networks assumes no obligation to update these forward-looking statements.

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